UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C 20549

                              FORM 8-K



Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 24,1996

Commission file Number     0-15435

                      First Entertainment, Inc.
          (Exact name of registrant as specified in its charter.)

           Colorado                     84-0974303
(State or other jurisdiction of      (I.R.S. Employer
incorporated or organization)        Identification No.)

1380 Lawrence Street, Suite 1400                     80204
(Address of principal executive offices            (Zip Code)

Registrant's telephone number, including area code:
(303) 592-1235



                             FORM 8-K

                          CURRENT REPORT
                  Pursuant to Section 13 or 15(d)
                   of the Securities Act of 1934

Item 1. Changes in Control of Registrant.
             Not Applicable

Item 2. Acquisition or Disposition of Assets.
             Not Applicable

Item 3. Bankruptcy or Receivership.
             Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
             Not Applicable

Item 5. Other Events
            During 1995, the Registrant entered into a Development and Licensing Agreement and a Licensing Agent Agreement (the "Licensing Agreements") with Indian Motor Company. The License Agreements authorize the Registrant to engage in a variety of licensing and other business activities using the "Indian" mark in connection with motorcycles and all derivative uses (the "Trademark"). However, several parties, including the Chapter 7 Debtors and IMMI (as defined below), have asserted competing claims to the Trademark. Such claims are the subject of proceedings which are currently pending in the U.S. Bankruptcy Court in Massachusetts and in U.S. District Court in Denver, Colorado.

           At a hearing held on January 19, 1996 in the Massachusetts Bankruptcy Court, David J. Noonan, as a trustee (the "Trustee") for Indian Motocycle Company, Inc., Indian Motocylce Apparel and Acessories Co., Inc. and Indian Motocycle Manufacturing Company, Inc. (collectively, the "Chapter 7 Debtors") and Sterling Consulting Corporation, as receiver (the "Receiver") for Indian Motorcycle Manufacturing, Inc. ("IMMI"), agreed to a plan for coordinated sale of the Trademark related assets of such companies (the "Plan"). The Plan is intended to unite in a single, newly-formed entity (the "Company") all of the claims to the Trademark which are owned by IMMI and the Chapter 7 Debtors. In addition, the Trustee withdrew his motion before the Massachusetts Bankruptcy Court for a contract of the sale of the Chapter 7 estate with MBL, Investments, Inc.

          Pursuant to the Plan, IMMI and the Chapter 7 debtors will convey their assets to the Company. The Company will initially be owned by certain persons having claims against IMMI who elect to convert their claims into equity. The Trustee and the Receiver will then solicit bids from prospective purchasers of the Company. Bids will specify the precentage ownership of the Company which the purchaser desires to acquire, as well as the proposed purchase price. That percentage of the Company which is not sold would be retained by its original shareholders.

         The Plan provides that the terms of the bids will be announced and that "upset" bids may be submitted by competing bidders. Any sale must be approved by the U.S. District Court in Denver and in Massachusetts Bankruptcy Court. Proceeds from the sale will first be used to pay the claims of the Chapter 7 Debtors and then to pay those claims of IMMI which are not converted into equity in the Company.

         The Registrant believes that the Plan was approved by the Massachusetts Bankruptcy Court on January 19, 1996 and that IMMI has moved the U.S. District Court in Denver for an order approving the Plan. Neither court has ruled upon the validity or enforceability of the Registrant's rights under the License Agreements.

         The Regisrant intends to assemble a group which will submit a bid to purchase a controlling intrest in the Company. There can be no assurance that the Registrant will succeed in acquiring an intrest in the Company, or that its rights under the License Agreements will be preserved.



Item 6. Resignation of Registant's Directors.
           Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
           Not Applicable

Item 8. Change in Fiscal Year.
           Not Applicable


                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly autorized.




                           FIRST ENTERTAINMENT, INC.





                           By:A.B. Goldberg
                              ------------------
                              A.B. Goldberg
                              President



Dated: January 24, 1996